EXHIBIT 10.46

STOCK OPTION AGREEMENT
THIS AGREEMENT, effective as of October 31, 2016, is made by and between Strata Skin Sciences, Inc. (the "Company"), a Delaware corporation, and Frank J. McCaney (the "Employee"), an employee of the Company.
Recitals:
WHEREAS, the Company has established the Strata Skin Sciences, Inc. 2016 Omnibus Incentive Plan (the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of October 31, 2016 (the "Employment Agreement")
WHEREAS, the Committee (as hereinafter defined) has determined that it would be in the best interest of the Company to grant a stock option under the Plan, as provided for herein, to the Employee as an incentive for increased efforts during the Employee's employment by the Company, subject to the execution and delivery by the Employee of this Agreement;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Capitalized terms used herein and not defined in this Agreement shall have the meanings specified in the Plan.  Whenever the following terms are used in this Agreement, they shall have the meanings specified below:
"Act" shall mean the Securities Act of 1933, as amended.
"Cause" shall have the meaning set forth in Section 5(c) of the Employment Agreement.
"Change of Control" shall have the meaning set forth in Section 5(d) of the Employment Agreement.
"Code" shall mean the Internal Revenue Code of 1986, as amended.
"Committee" shall mean the Committee established in accordance with Section 3.1(a) of the Plan, if one has been appointed, or the Board of Directors of the Company if no such committee has been appointed.
"Common Stock" shall mean the Company's Common Stock, $.001 par value.
"Good Reason" shall have the meaning set forth in Section 5(e) of the Employment Agreement.

"Option" shall mean the stock option granted under this Agreement.
"Plan" shall have the meaning set forth in the first Recital paragraph above.
"Retirement" shall mean a termination of employment by reason of an Employee's retirement at or after the Employee's earliest permissible retirement date pursuant to and in accordance with a regular retirement plan or the personnel practices of the Company.
"Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
"Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death or Retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not limited to, whether a Termination of Employment resulted from a discharge for Cause and whether a particular leave of absence constitutes a Termination of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under Section 422(a)(2).
ARTICLE 2
GRANT OF OPTION
Section 2.1 - Grant of Option
In consideration of the Employee's employment by the Company and for other good and valuable consideration, on the date hereof the Company grants to the Employee the Option to purchase any part or all of a total of 1,550,000 shares of the Company's Common Stock upon the terms and conditions set forth in this Agreement.  The Option shall be subject in all respects to the provisions of this Agreement, the Employment Agreement and of the Plan.  To the extent permitted by applicable law, the Option is intended to be an incentive stock option under Section 422 of the Code; provided, however, that any portion of the Option that does not qualify for incentive stock option treatment shall be treated as a nonqualified stock options in accordance with Section 6.1(c) of the Plan.
Section 2.2 - Purchase Price
The purchase price of the shares of Common Stock covered by the Option shall be $0.55 per share without commission or other charge, which represents the fair market value on the date of grant.

Section 2.3 - Adjustments in Option
The number of shares subject to issuance upon exercise of the Option and the purchase price thereof are subject to adjustment in accordance with Section 11.7 of the Plan.
ARTICLE 3
 EXERCISABILITY OF OPTIONS
Section 3.1 - Commencement of Exercisability
(a)          Subject to the provisions of this Article 3, provided the Employee remains employed by the Company on such applicable dates, the Option shall vest and become exercisable as follows:
(i)          options to purchase up to 542,500 shares shall vest in three equal installments of 180,834 shares on October 31, 2017, 180,833 shares on October 31, 2018 and 180,833 shares on October 31, 2019, respectively; and
(ii)          options to purchase up to 1,007,500 shares shall vest in installments as follows per year over three years upon a determination by the Board of Directors of the Company (the "Board") that the Company has achieved the following milestones for each of the 2017, 2018 and 2019 fiscal years of the Company, respectively: (i) if the Company achieves the revenue plan established by the Board for the respective year: 111,945 shares with respect to 2017, 111,945 shares with respect to 2017, and 111,945 shares with respect to 2019; (ii) if the Company achieves the EBITDA plan established by the Board for the respective year: 111,945 shares with respect to 2017, 111,944 shares with respect to 2018, and 111,944 shares with respect to 2019; and (iii) if the Company achieves the respective goals established by the Board for the respective year: 111,944 shares with respect to 2017, 111,944 shares with respect to 2018, and 111,944 shares with respect to 2019; provided, however, that if the option(s) to purchase any such shares does not vest with respect to any particular year due to the failure to satisfy one or more milestone conditions for that year all rights with respect to those shares shall terminate as of the end of that year and shall no longer become exercisable.
(b)          No portion of the Option that is not exercisable at the time of the Employee's Termination of Employment shall thereafter become exercisable.
Section 3.2 - Duration of Exercisability
Upon vesting, the installments provided for in Section 3.1 shall be cumulative.  Each such installment that vests and becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.
Section 3.3 - Expiration of Option
The Option may not be exercised to any extent after the first to occur of the following events:
(a)          the expiration of ten years from the date the Option was granted;

(b)          the expiration of three months after the date of the Employee's Termination of Employment unless such Termination of Employment results from the Employee's (i) death, (ii) Retirement, (iii) disability (within the meaning of Section 22(e)(3) of the Code), or (iv) Cause;
(c)          the expiration of one year from the date of the Employee's Termination of Employment by reason of the Employee's death, Retirement or disability (within the meaning of Section 22(e)(3) of the Code), provided that in the event that the Option is exercised more than three months after termination of employment due to Retirement, the Option shall lose its status as an incentive stock option and shall be treated as a nonqualified stock option; or
(d)          the date of Employee's Termination of Employment if the Termination of Employment is for Cause.
Section 3.4 - Acceleration of Exercisability
If (i) a Change of Control of the Company shall occur before the stock option vests in full and (ii) Employee is not offered post-Change of Control employment by the Company or any successor entity, or if offered such post-Change of Control employment and Employee terminates his employment for Good Reason within a period of thirty (30) days after the date of the Change of Control, and Employee satisfies the requirements of Section 5(f)(iv) of the Employment Agreement), all such stock options that have not previously terminated shall accelerate and shall vest in full upon the effective date of the termination of Employee's employment.
ARTICLE 4
 EXERCISE OF OPTION
Section 4.1 - Person Eligible to Exercise
During the lifetime of the Employee, only the Employee may exercise the Option or any portion thereof.  After the death of the Employee, any portion of the Option that is exercisable on the date of the Employee's death may, prior to the time when the Option may no longer be exercised pursuant to the provisions of Section 3.3, be exercised by the Employee's personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.
Section 4.2 - Partial Exercise
Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised at any time prior to the time when the Option or portion thereof may no longer be exercised pursuant to the provisions of Article 3; provided, however, that each partial exercise shall be for whole shares only.
Section 4.3 - Manner of Exercise
The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when the Option or such portion may no longer be exercised pursuant to the provisions of Article 3:

(a)          Notice in writing signed by the Employee or the other person then entitled to exercise the Option, stating that the Option or a portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;
(b)          At the discretion of the Employee:
(i)          delivery of full payment (in cash or by check) for the shares with respect to which the Option or portion is exercised; or
(ii)          surrender to the Company of that number of fully paid and non-assessable shares of Common Stock owned by Employee based on the Fair Market Value (as that term is defined in the Plan) equal to applicable exercise price; or

(iii)          delivery of notice of a "net value" exercise which reduces the number of shares to be received upon such exercise to a "Net Number" of shares determined according to the following formula:

Net Number = (A x (B - C))/B. For purposes of the foregoing formula:

A = the total number of shares with respect to which this Option is then being exercised;
B = the last reported sale price (as reported by the principal national securities exchange on which the Common Stock is then traded) of the Common Stock on the trading date immediately preceding the date of the applicable exercise of this Option; and
C = the exercise price then in effect at the time of such exercise.

It is specifically intended that any such exercise contemplated hereunder be exempt from the "short-swing profit" rule of Section 16(b) of the Exchange Act of 1934, as amended (the "Exchange Act"), as provided by Rule 16b-3 of the Exchange Act.

(iv)          delivery of a combination of the consideration provided in the foregoing Sections 4.3(b)(i), and 4.3(b)(ii).

(c)          A bona fide written representation and agreement in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Option or portion, stating that the shares of Common Stock are being acquired for the Employee's own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Act and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise the Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above.  The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations.  Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of the shares acquired upon the exercise of the Option does not violate the Act and may issue stop-transfer orders covering such shares.  Share certificates evidencing Common Stock issued upon the exercise of the Option shall bear an appropriate legend referring to the provisions of this Section 4.3(c) and the agreements herein and therein.  The written representation and agreement referred to in the first sentence of this Section 4.3(c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act and such registration is then effective in respect of such shares.
(d)          In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.
Section 4.4 - Conditions to Issuance of Shares
The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or treasury shares.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)          The admission of such shares to listing on all stock exchanges on which such class of stock shall then be listed;
(b)          The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
(c)          The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(d)          The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
Section 4.5 - Rights as Stockholder
The holder of the Option shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such part of the Option is exercised in accordance with its terms.

ARTICLE 5
 MISCELLANEOUS
Section 5.1 - Options Not Transferable
Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or the Employee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition shall be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution in accordance with the Plan.
Section 5.2 - Administration
The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.
Section 5.3 - Withholding
All amounts that, under federal, state or local law, are required to be withheld from the amount payable with respect to any Option shall be withheld by the Company.  Whenever the Company proposes or is required to issue or transfer shares of Common Stock, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.  The Employee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Common Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.
Section 5.4 - No Right of Continued Employment
Nothing contained in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without Cause.
Section 5.5 - Notices
Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to the Employee at the address given beneath the Employee's signature hereto.  By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to such party.  Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.5.  Any notice shall have been deemed duly given when addressed as aforesaid and deposited (with postage prepaid) in the United States mail or sent by overnight courier (with charges prepaid).
Section 5.6 - Entire Agreement
This Agreement, the Employment Agreement and the Plan set forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties regarding the Option.
Section 5.7 - Successors and Assigns
This Agreement shall inure to the successors and assigns of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by the Employee.
Section 5.8 - Survival
Each provision of this Agreement that, by its terms, is intended to survive beyond the exercise of the Option shall continue in effect thereafter until such time as such term shall no longer apply.
Section 5.9 - Titles
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 5.10 - Counterparts; Electronic Transmission
This Agreement may be executed by the parties on separate counterparts, each of which shall be an original and both of which together shall constitute one and the same agreement.  A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.
(Signature page follows.)

IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been executed and delivered by the parties hereto.
STRATA SKIN SCIENCES, INC.

By:  /s/ Jeffrey F. O'Donnell, Sr.
       Jeffrey F. O'Donnell, Sr.
       Chairman of the Board

        /s/ Frank J. McCaney
       Frank J. McCaney